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                                                                   Exhibit 23(b)


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Xceed, Inc. on Form S-3 of our report dated March 20, 2000 (which expresses an unqualified opinion and includes an explanatory paragraph relating to restatement described in Note 2.s.), appearing in the Annual Report on Form 10-K/A of Xceed, Inc. for the year ended August 31, 1999, and to the reference to us under the heading "Experts" in such Prospectus.


/s/Deloitte & Touche, LLP
Deloitte & Touche, LLP

New York, New York
June 12, 2000